                                                                      EXHIBIT 11

                  AERIAL COMMUNICATIONS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

YEAR ENDED DECEMBER 31,                                                                                   1997           1996
----------------------------------------------------------------------------------------------------  -------------  ------------
BASIC EARNINGS PER COMMON SHARE:
  Net (Loss)........................................................................................  $    (247,057) $    (37,921)
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------
  Weighted average number of Common and Series A Common Shares Outstanding (1)......................         71,512        67,492
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------
BASIC EARNINGS PER COMMON SHARE
  Net (Loss)........................................................................................  $       (3.45) $      (0.56)
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------
DILUTED EARNINGS PER COMMON SHARE (2):
  Net (Loss)........................................................................................  $    (247,057) $    (37,921)
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------
  Weighted average number of Common and Series A Common Shares Outstanding (1)......................         71,512        67,492
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------
DILUTED EARNINGS PER COMMON SHARE
  Net (Loss)........................................................................................  $       (3.45) $      (0.56)
                                                                                                      -------------  ------------
                                                                                                      -------------  ------------

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(1) Weighted average number of Common and Series A Common Shares outstanding was calculated based on the number of Common Shares outstanding during the period adjusted to give retroactive effect to the recapitalization in conjunction with the Company's initial public offering, as if this transaction had occurred at January 1, 1996.

(2) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," effective December 31, 1997. The implementation of SFAS No. 128 had no effect on reported (Loss) per Common and Series A Common Share due to the current Net (Loss). In 1997 and 1996, respectively,
    1.4 million and 0.3 million stock options were not included in computing diluted (Loss) per Common and Series A Common Share because their effects were antidilutive.